EXHIBIT (23)
                         INDEPENDENT AUDITORS' CONSENT



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statements No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 21, 1999, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1998.




s/DELOITTE & TOUCHE LLP






DELOITTE & TOUCHE LLP
Philadelphia, PA

March 25, 1999